FOR IMMEDIATE RELEASE                                                                                                                                           EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT CORPORATION TO COMMENT ON
THIRD QUARTER BUSINESS TRENDS

MINNEAPOLIS – (August 29, 2007) – Select Comfort Corporation (NASDAQ:SCSS), the nation's leading bed retailer and creator of the Sleep Number® bed, will provide its regularly scheduled update about business trends for the third quarter of 2007 after close of the financial markets Sept. 12, 2007. The communication will be pre-recorded. A digital replay of the business update will be accessible after 4:00 p.m. EDT that day and will remain available until 6:00 p.m. EDT Sept. 19, 2007 by calling (888) 286-8010. International callers please use (617) 801-6888. The pass code for the replay is 98070952. The webcast and a transcript of the recording will be accessible through the investor relations section of the company’s Web site at www.selectcomfort.com/investors.

About Select Comfort

Founded more than 20 years ago, Select Comfort Corporation is the nation's leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number bed, as well as foundations and sleep accessories. SELECT COMFORT® products are sold through its more than 460 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

1Top 25 Bedding Retailers, Furniture/Today, August 14, 2006.
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